Exhibit 10.39

                             AIRPORT TECHNOLOGY PARK

                                      LEASE

                                     BETWEEN

                          WB AIRPORT TECHNOLOGY, L.L.C.

                                  ("LANDLORD")

                                       AND

                             MACROVISION CORPORATION

                                   ("TENANT")

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                                          TABLE OF CONTENTS

                                                                           PAGE

ARTICLE 1 TERM...............................................................1
ARTICLE 2 POSSESSION.........................................................2
ARTICLE 3 RENT...............................................................3
ARTICLE 4 RENTAL ADJUSTMENT..................................................4
ARTICLE 5 SECURITY DEPOSIT...................................................7
ARTICLE 6 USE................................................................8
ARTICLE 7 NOTICES............................................................9
ARTICLE 8 BROKERS...........................................................10
ARTICLE 9 HOLDING OVER; SURRENDER...........................................10
ARTICLE 10 TAXES ON TENANT'S PROPERTY.......................................11
ARTICLE 11 CONDITION OF PREMISES............................................12
ARTICLE 12 ALTERATIONS......................................................12
ARTICLE 13 REPAIRS..........................................................13
ARTICLE 14 LIENS............................................................15
ARTICLE 15 ENTRY BY LANDLORD AND RESERVED RIGHTS OF LANDLORD................16
ARTICLE 16 UTILITIES AND SERVICES...........................................16
ARTICLE 17 BANKRUPTCY.......................................................17
ARTICLE 18 INDEMNIFICATION..................................................17
ARTICLE 19 DAMAGE TO TENANT'S PROPERTY......................................18
ARTICLE 20 TENANT'S INSURANCE...............................................18
ARTICLE 21 DAMAGE OR DESTRUCTION............................................19
ARTICLE 22 EMINENT DOMAIN...................................................21
ARTICLE 23 DEFAULTS AND REMEDIES............................................22
ARTICLE 24 ASSIGNMENT AND SUBLETTING........................................25
ARTICLE 25 SUBORDINATION; MORTGAGEE PROTECTION..............................28
ARTICLE 26 ESTOPPEL CERTIFICATE.............................................29
ARTICLE 27 SIGNAGE..........................................................29
ARTICLE 28 RULES AND REGULATIONS............................................30
ARTICLE 29 CONFLICT OF LAWS.................................................30
ARTICLE 30 SUCCESSORS AND ASSIGNS...........................................30
ARTICLE 31 SURRENDER OF PREMISES............................................31
ARTICLE 32 ATTORNEYS' FEES..................................................31
ARTICLE 33 PERFORMANCE BY TENANT............................................31
ARTICLE 34 INTENTIONALLY OMITTED............................................32
ARTICLE 35 DEFINITION OF LANDLORD...........................................32
ARTICLE 36 WAIVER...........................................................32
ARTICLE 37 INTENTIONALLY OMITTED............................................32
ARTICLE 38 PARKING..........................................................32
ARTICLE 39 TERMS AND HEADINGS...............................................33
ARTICLE 40 EXAMINATION OF LEASE.............................................33

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ARTICLE 41 TIME.............................................................34
ARTICLE 42 PRIOR AGREEMENT:  AMENDMENTS.....................................34
ARTICLE 43 SEPARABILITY.....................................................34
ARTICLE 44 RECORDING........................................................34
ARTICLE 45 CONSENTS.........................................................34
ARTICLE 46 LIMITATION ON LIABILITY..........................................34
ARTICLE 47 RIDERS...........................................................35
ARTICLE 48 EXHIBITS.........................................................35
ARTICLE 49 MODIFICATION FOR LENDER..........................................35
ARTICLE 50 CHILDCARE FACILITY...............................................36
ARTICLE 51 HAZARDOUS MATERIALS..............................................36

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                                LIST OF EXHIBITS

EXHIBIT A                                The Premises

EXHIBIT B                                The Project

EXHIBIT C                                Form of Estoppel Certificate

EXHIBIT D                                Work Letter Agreement

EXHIBIT E                                Commencement Date Memorandum

EXHIBIT F                                Parking Diagram

   The exhibits attached hereto are incorporated into and made a part of this
                                     Lease.

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                             AIRPORT TECHNOLOGY PARK

      THIS LEASE is made as of August 2, 2001, by and between WB AIRPORT TECHNOLOGY, L.L.C., a Delaware limited liability company ("Landlord"), and MACROVISION CORPORATION, a Delaware corporation ("Tenant").

      Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain office building located at 2830 De La Cruz Boulevard, Santa Clara, California (the "Premises") outlined on the floor plan attached hereto and marked EXHIBIT A, the Premises being agreed, for the purposes of this Lease, to have an area of approximately 86,785 rentable square feet, and part of a 5 building complex (the "Project") more particularly described in EXHIBIT B attached hereto. The Project contains approximately 295,271 square feet of space (subject to adjustment by the Landlord).

      Landlord and Tenant agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth. Landlord and Tenant covenant, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions for which each is respectively liable and that this Lease is made upon the condition of such performance.

      Prior to the Commencement Date (as defined in Article 1.1.4 below) Landlord shall use diligent efforts to construct on the Premises the tenant improvements (the "Tenant Improvements") substantially in accordance with the specifications and layout set forth on EXHIBIT D (the "Work Letter") attached hereto.

ARTICLE 1
TERM

            1.1 Commencement Date. The term of this Lease shall be for 120 months ("Lease Term"), commencing on the Commencement Date, unless sooner terminated as hereinafter provided or extended as provided in Article 52.

            1.1.1 On and after the Commencement Date, the Lease shall continue in full force and effect for the period of time specified as the Term or until this Lease is terminated as otherwise provided herein. Within five (5) business days after Landlord informs Tenant that the Commencement Date has been determined, Tenant shall execute a Commencement Date Memorandum substantially in the form attached hereto as Exhibit E acknowledging, among other things, the (a) Commencement Date, (b) scheduled termination date of this Lease and (c) Tenant's acceptance of the Premises. The Tenant's failure to execute the Commencement Date Memorandum shall not affect Tenant's liability hereunder.

            1.1.2 Reference in this Lease to a "Lease Year" shall mean each successive twelve month period commencing with the Commencement Date.

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            1.1.3 Landlord and Tenant estimate that the Commencement Date shall be approximately January 1, 2002, but such estimate is not and shall not be deemed to be a covenant, representation or warranty by Landlord that Premises shall be ready for Tenant's occupancy on such date.

            1.1.4 The Lease Term shall commence on the date (the "Commencement Date") that is the earlier of:

            (a) the date on which the Premises are Substantially Complete (as hereinafter defined) (provided that if the Premises are Substantially Complete prior to January 1, 2002, the Commencement Date shall not commence until January 1, 2002, unless it commences earlier pursuant to Section 1.1.4(b)); or

            (b) the date that Tenant opens for business in the Premises.

            The Premises shall be deemed to be "Substantially Complete" (subject to the completion of so-called "punch list items") on the earliest of the date on which: (1) Tenant first occupies all or any portion of the Premises (provided that Tenant's use of its own personnel or sub-contractors to set up equipment shall not constitute occupation) or (2) the Tenant Improvements pursuant to the Work Letter are complete and a certificate of occupancy (or a reasonably substantial equivalent such as a signoff from a building inspector or a temporary certificate of occupancy) is issued for the Premises. If the date of Substantial Completion was delayed by Delays Caused by Tenant (as defined in the Work Letter Agreement), then the date of Substantial Completion for purposes of determining the Commencement Date of this Lease shall be the date on which Substantial Completion would have been achieved but for such Delays Caused by Tenant. Nothing in this Lease requires the Tenant to commence paying Rent or related occupancy expenses prior to January 1, 2002 unless Tenant opts to occupy the Premises or open for business in the Premises before such date.

ARTICLE 2
POSSESSION

      2.1 Lease in Full Force and Effect. Tenant agrees that, if Landlord is unable to deliver possession of the Premises to Tenant on the scheduled Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in such event the Lease Term shall not commence until the Commencement Date. If the Commencement Date does not commence on or before May 1, 2002 (the "Cut-off Date"), Tenant may terminate this Lease by providing Landlord written notice thereof on or before May 31, 2002, in which event neither Landlord nor Tenant shall have any liability hereunder; provided however, that any delay caused by force majeure or Delays Caused by Tenant (as defined in the Work Letter Agreement), shall result in a day-for-day extension of the Cut-off Date.

      2.2. Acceptance by Tenant. Subject to Landlord completing its obligations under the Work Letter (which shall be deemed accepted by Tenant by Tenant's executing the


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Commencement Date Memorandum or taking possession of the Premises), Tenant has determined that the Premises are acceptable for Tenant's use and Tenant acknowledges that neither Landlord nor any broker or agent has made any representations or warranties other than as are specifically set forth in
Article 11 of this Lease in connection with the physical condition of the Premises or their fitness for Tenant's use upon which Tenant has relied directly or indirectly for any purpose. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises or the Project. Tenant's possession of the Premises during the period of time, if any, prior to the Commencement Date, shall be subject to all the provisions of this Lease and shall not advance the expiration date. Rent shall be paid for such period at the rate stated in Article 3, prorated on the basis of a thirty (30) day month, and shall be due and payable to Landlord on or before the Commencement Date.

ARTICLE 3
RENT

      3.1 Rent. Tenant shall pay to Landlord, in lawful money of the United States of America, at the address of Landlord designated on the signature page of this Lease or to such other person or at such other place as Landlord may from time to time designate in writing, the monthly base rent (the "Base Rent") in advance, without notice, demand, offset or deduction, on the first day of each calendar month. Tenant shall pay the first month's Base Rent on the date Tenant executes this Lease and shall continue to pay the Base Rent on the first day of each month thereafter (subject to adjustment as hereinafter provided) as follows:

     Months of Term       Base Rent/Per Month
     --------------       -------------------

          1-12                $195,266.25
         13-24                $203,076.90
         25-36                $211,199.98
         37-48                $219,647.98
         49-60                $228,433.89
         61-72                $237,571.25
         73-84                $247,074.10
         85-96                $256,957.06
         97-108               $267,235.35
        109-120               $277,924.76

If the Term commences or ends on a date other than the first or last day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month. Tenant shall pay Landlord the Rent (as hereinafter defined) due under this Lease without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable.


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      3.2 Additional Rent. In addition to the Base Rent, Tenant agrees to pay as additional rental (the "Additional Rent" and together with the Base Rent, the "Rent") the amount of rental adjustments and all other charges required by this Lease. All sums other than the Base Rent that Tenant is obligated to pay under this Lease will be Additional Rent, whether or not such sums are designated as Additional Rent.

      3.3 Late Charge and Interest. Tenant acknowledges and agrees that the late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs, processing and accounting expenses, and increased debt service (the "Delinquency Costs"). If Landlord has not received any installment of Rent within five (5) days of the date when due, Tenant shall pay a late charge (the "Late Charge") equal to five percent (5%) of the delinquent amount. Tenant agrees that the Late Charge represents a reasonable estimate of the Delinquency Costs that will be incurred by Landlord. In addition, Tenant shall pay interest on all delinquent amounts from five (5) days after the date the amount was due until the date the amount is paid in full at a rate per annum (the "Applicable Interest Rate") equal to the lesser of (a) the maximum interest rate permitted by law or (b) three percent (3%) above the reference rate (the "Reference Rate") publicly announced by Bank of America, NA. (or if Bank of America, NA. ceases to exist, the largest bank then headquartered in the State of California) (the "Bank"). If the Bank discontinues use of the Reference Rate, then the term "Reference Rate" will mean the announced rate charged by the Bank, from time to time instead of the Reference Rate. Landlord and Tenant agree that it is difficult to ascertain the damage that Landlord will suffer as a result of the late payment of any Rent and that the Late Charge and interest are the best estimates of the damage that Landlord will suffer in the event of late payment. If a Late Charge becomes payable for any two (2) installments of Rent within any twelve (12) month period, then all Rent will automatically become due and payable quarterly in advance, until such time as Tenant shall have been current in such obligations for two (2) consecutive years, at which point monthly payments shall resume.

ARTICLE 4
RENTAL ADJUSTMENT

      4.1 Rental Adjustment.

      (a) For the purpose of this Lease, the following terms are defined as follows:

            (i) Tenant's Percentage. That portion of the Project occupied by Tenant divided by the total rentable square footage of the Project, which result is the following, as of the date hereof, subject to adjustment by Landlord in accordance with the terms of this Lease: 29.39%. Tenant acknowledges and agrees that Landlord may elect to sell one or more of the buildings within the Project and that upon any such sale, or upon any other event that causes the square footage of the Premises or the Project to change, Tenant's pro-rata share of those Direct Expenses allocated to the outside areas of the Project may be adjusted accordingly by Landlord.

            (ii) Direct Expenses. The term "Direct Expenses" shall include "Taxes" (as hereinafter defined) and "Operating Expenses" (as hereinafter defined).


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                  (A) "Taxes" means the sum of any and all real and personal property taxes and assessments, possessory-interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit and traffic charges, housing fund assessments, open space charges, childcare fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any competent public authority upon the Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any competent public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with any and all reasonable costs and expenses (including, without limitation, attorneys, administrative and expert witness fees and costs) of challenging any of the foregoing or seeking, the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. All references to Taxes during a particular year shall be deemed to refer to taxes accrued during such year, including supplemental tax bills regardless of when they are actually assessed and without regard to when such taxes are payable. The obligation of Tenant to pay for supplemental taxes shall survive the expiration or earlier termination of this Lease. Tenant's obligations for Taxes for the last full and/or partial year(s) of the Term shall survive the expiration or early termination of the Lease.

                  (B) "Operating Expenses" means the total costs and expenses incurred by Landlord in the operation, maintenance, repair and management of the Project and the Common Area (as hereinafter defined) and the Premises, including, but not limited to, (a) cleaning of, repairs to and maintenance of the roof (and roof membrane), skylights and exterior walls of the Premises (provided that capital expenses relating to such items shall be governed by clause (h) of this paragraph (B)); (b) cleaning, maintenance, repair, replacement, utility costs and landscaping of the walkways, landscaped areas, driveways necessary for access to the Premises, parking areas (including sweeping, striping and slurry coating), and other common facilities designated by Landlord from time to time for the common use of all tenants of the Project (the "Common Area"), common driveways, outdoor lighting, walkways, landscaping, and other costs which are allocable to the Project or the real property of which the Premises are a part including any costs under the terms of any recorded covenants affecting the real property or the Project; (c) the costs and premiums relating to the insurance maintained by Landlord with respect to the Project (including, without limitation, any increases in the costs and premiums of any fire, extended coverage or any other insurance policy covering the Premises and/or Project and/or property located therein resulting from the actions of Tenant); (d) service and maintenance contracts for, and the repair and replacement of, the heating, ventilation and air-conditioning (HVAC) systems and elevators, if any, and maintenance, repair, replacement,


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monitoring and operation of the fire/life safety system, (e) service and maintenance contracts for security, cleaning, janitorial and landscaping services (all as to the Common Areas only, unless Landlord exercises its right to perform such services with respect to the Premises, such right not to arise unless and until Tenant has failed to perform such obligations, Landlord has given Tenant not less than five (5) days written notice of Landlord's intent to perform such services and Tenant has not cured such failure within such five (5) day period, provided that no such notice shall be required in the event of an emergency); (f) trash collection (as to the Common Area only, unless Landlord exercises its right to perform such services with respect to the Premises) (g) the portion of wage and labor costs related to services rendered in connection with the Project, including fringe benefits, applicable to persons engaged in the operation, maintenance and repair of the Project as Landlord's agents or as independent contractors; (h) in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the
Project: (i) capital improvements required to be constructed in order to comply with any applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project or the Premises or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the "ADA") as the same may be amended from time to time, all Environmental Laws (as hereinafter defined), and any CC&Rs (as hereinafter defined), or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, "Applicable Laws"); (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Operating Expenses of the Project, but limited to the extent such modifications result in cost savings; (iii) replacement of capital improvements or building service equipment existing as of the date hereof when required because of normal wear and tear; and (iv) restoration of any part of the Project that has been damaged by any peril to the extent the cost thereof is not covered by insurance proceeds actually recovered by Landlord; provided further that such capital improvements shall be amortized over the useful life of such capital improvement, together with interest on the unamortized balance at three percent (3%) above the Reference Rate over the useful life of the improvement; (i) any and all costs associated with Landlord's obligations as set forth in Article 13.2 herein; and
(j) any other costs incurred by Landlord related to the Project as a whole. Operating Expenses shall include all costs and fees incurred by Landlord in connection with the management of this Lease and the Premises including the cost of those services which are customarily performed by a property management services company, whether performed internally or through an outside management company. Direct Expenses shall not include increased expenses resulting from the acts of tenants of the Project other than Tenant, including but not limited to increased ADA compliance costs, increases in Landlord's insurance costs caused solely by other tenants of the Project, liens, increased tax assessments or tax penalties, to the extent such increased costs are the responsibility of such other tenants and the cost of tenant improvements or assessments placed against the Project by any governmental agency as a result of a new tenant taking possession or making such tenant improvements, in each case to the extent such other tenant(s) is (are) liable


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

for such amounts. Additionally, Direct Expenses shall only include expenses relating to maintenance or repair of buildings in the Project other than the building located on the Premises if and to the extent that such expenses are allocated on a consistent basis to tenants of the Project based on their respective percentage interests in the Project (and without regard to whether such buildings are vacant, occupied or under lease).

      (b) Payment of Direct Expenses.

            (i) Tenant shall pay 100% of all Direct Expenses which Landlord determines are attributable to the Premises as Additional Rent. Additionally, Tenant shall pay Tenant's Percentage of all Direct Expenses which Landlord determines are attributable to the balance of the Project (and for which no other tenant in the Project is 100% responsible) as Additional Rent.

            (ii) Intentionally Omitted.

            (iii) As soon as possible after the end of each calendar year, Landlord shall provide Tenant with a detailed statement showing the amount of Tenant's Percentage of Direct Expenses and the amount of Landlord's Estimate actually paid by Tenant. If Tenant so requests, Landlord shall provide copies of actual invoices pertaining to these expenses. Thereafter, Landlord shall reconcile the above amounts and shall either bill Tenant for the balance due (payable on demand by Landlord) or credit any overpayment by Tenant towards the next monthly installment of Landlord's Estimate falling due, as the case may be.

      (c) Tenant's obligation to pay Tenant's Percentage of Direct Expenses shall survive the expiration or termination of this Lease. Tenant's Percentage of Direct Expenses shall be paid by Tenant when due even though the Term has expired and/or Tenant has vacated the Premises, when the final determination is made of Tenant's Percentage of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall be promptly rebated by Landlord to Tenant.

ARTICLE 5
SECURITY DEPOSIT

      Upon execution of this Lease, Tenant has deposited with Landlord the sum of $277,924.00 (the "Security Deposit"). The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of Tenant's obligations hereunder. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon written demand from Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep


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the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform all of its obligations under this Lease, and if Tenant is not in default under this Lease, the Security Deposit or any balance thereof shall be promptly returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interests hereunder) after the expiration of the Term and after Landlord after such time as any amount due from Tenant in accordance with
Article 4 hereof has been determined and paid in full.

ARTICLE 6
USE

      Tenant shall use the Premises for general office space and research and development facilities together with other legally permitted uses (the "Permitted Use") which have been approved by Landlord and are consistent with all City of Santa Clara ordinances and other uses in the Project and Tenant shall not use or permit the Premises to be used for any other purpose without Landlord's prior written consent. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Project. Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Premises or Project, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase (unless Tenant compensates Landlord for such increase in insurance rates as part of Direct Expenses) the cost of any fire, extended coverage or any other insurance policy covering the Premises and/or Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Insurance Service Offices, formerly known as the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly, upon written demand, reimburse Landlord for any additional premium charged for such policy solely by reason of Tenant's failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant's use of the Premises shall be subject to and Tenant shall comply with any recorded covenants, conditions and restrictions ("CC&Rs") now in place or those customary CC&Rs which are hereinafter recorded which do not unreasonably interfere with Tenant's use of the Premises, as the same may be amended from time to time, and all Applicable Laws. Tenant acknowledges that there have been and may be from time to time recorded easements and/or declarations granting or declaring easements for parking, utilities, fire or emergency access, and other matters. Tenant's use of the Premises shall be subject to and Tenant shall comply with any and all such easements and declarations. Tenant's use of the Premises shall be subject to such guidelines as may from time to time be prepared by Landlord in its sole but reasonable


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discretion. Tenant acknowledges that governmental entities with jurisdiction over the Project may, from time to time promulgate laws, rules, plans and regulations affecting the use of the Premises, including, but not limited to, traffic management plans and energy conservation plans. Tenant's use of the Project shall be subject to and Tenant shall comply with any and all such laws, rules, plans, and regulations. Tenant, at its sole cost, shall comply with any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant's use of the Premises, the Common Area or the Project ("Environmental Laws"). If Tenant does store, use or dispose of any "Hazardous Materials" (as hereinafter defined), Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Premises. As used herein, "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof, whether solid, semi solid, liquid or gaseous, which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls
(PCBs), refrigerants (including those substances defined in the Environmental Protection Agency's "Refrigerant Recycling Rule," as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. In no event shall Tenant be liable for any damages resulting from a pre-existing hazardous condition (whether or not uncovered by Tenant's due diligence inspections) or a hazardous condition caused by a third party (other than a Tenant's Party (hereinafter defined)), unless the same are exacerbated by Tenant's negligence or willful misconduct.

ARTICLE 7
NOTICES

      Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the Project, or to Landlord at its address set forth at the end of this Lease. Either party may specify a different address for notice purposes by written notice to the other except that the Landlord may in any event use the Premises as Tenant's address for notice purposes. Notwithstanding the foregoing, if Tenant has subleased substantially all of the Premises or assigned its interest in this Lease, Tenant may specify a different address for notice purposes by written notice to the Landlord and if Tenant fails to so provide such notice, Landlord may use the Premises as Tenant's address for notices purposes.

ARTICLE 8
BROKERS

      Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except Jeffry Nochimson and Cynthia Rotwein of Colliers International, whose commission shall be payable by Landlord. Landlord warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except Craig Fordyce and Michael Rosendin of Colliers International, whose commission shall be payable by Landlord. Tenant and Landlord warrant to each other that neither party knows of any other real estate broker or agent who is or might be entitled to a commission in connection with the Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including reasonable attorneys' fees and costs. If Landlord has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, Landlord shall be solely responsible for the payment of any fee due said person or firm and Landlord shall hold Tenant free and harmless against any liability in respect thereto, including reasonable attorneys' fees and costs. Landlord and Tenant agree and acknowledge that Colliers International is acting in a dual agency capacity in this transaction.

ARTICLE 9
HOLDING OVER; SURRENDER

      9.1 Holding Over. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall, at Landlord's option, constitute a month-to-month tenancy, at a rent equal to one-hundred fifty percent (150%) of the greater of (a) the then fair market value of the base rent for the Premises and (b) the Base Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. The provisions of this Article 9.1 shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above.

      9.2 Surrender. Upon the termination of this Lease or Tenant's right to possession of the Premises, Tenant will surrender the Premises broom clean, together with all keys, in good condition and repair, reasonable wear and tear excepted. Tenant shall patch and fill all holes within the Premises, made by, or at the request of, Tenant. Tenant shall also remove all alterations or improvements made by it to the Premises, unless requested not to do so by Landlord. In no event may Tenant remove from the Premises any mechanical or electrical systems or any wiring necessary for the operation of the building systems or subsystems or any other aspect of any building systems or subsystems within the Premises. Subject to the conditions set forth in this Lease, Tenant may remove from the Premises those systems installed by Tenant as specifically permitted by this Lease; provided however that Tenant shall be responsible for, but Tenant's responsibility in removing such systems shall not be limited to, the following: the removal shall in no way affect the building systems or cause any damage to the Premises, and Tenant shall be responsible for the costs of such removal and for repairing any damage or alteration of the Premises resulting from the installation and removal of such systems prior to the end of the Lease Term, all at Tenant's sole cost and expense. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed "reasonable wear and tear."

ARTICLE 10
TAXES ON TENANT'S PROPERTY

      (a) Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property of if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

      (b) If the Tenant Improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant Improvements conforming to Landlord's "Project Standard" in other space in the Project are assessed, then the real property taxes and assessment levied against the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Article 10(a), above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant Improvements are assessed at a higher valuation than Landlord's Project Standard, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

ARTICLE 11
CONDITION OF PREMISES

      Other than as specifically set forth in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were in satisfactory condition at such time, subject to the completion of the "punch list" items associated with the completion of the Tenant Improvements. Landlord warrants that the following existing building systems and subsystems will operate in a customary manner for similar buildings for sixty (60) days from the Commencement Date: (a) electrical/lighting; (b) fire protection systems; and (c) all existing fixtures, plumbing and HVAC. If any such equipment fails to operate during such time period, Landlord shall bear the expense of repair, but Tenant shall have no right of offset or termination, or other defense hereunder.

ARTICLE 12
ALTERATIONS

      (a) Tenant shall make no alterations, additions or improvements in or to the Premises in excess of Fifty Thousand and No/100 Dollars ($50,000.00) per annum or in excess of Two Hundred Thousand and No/100 Dollars ($200,000.00), in the aggregate, over the Lease Term (plus an additional One Hundred Thousand and No/100 Dollars ($100,000.00) during the Extension Term, if any) (provided that all alterations, additions or improvements are lawful, not structural, not inconsistent with the Permitted Use, not dangerous, do not affect the building systems and do not contravene any other provision of this Lease), without Landlord's prior written consent, such consent not to be unreasonably withheld, and then only by contractors or mechanics reasonably approved by Landlord. Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with Landlord's free access to mechanical installations or service facilities of the Premises or Project or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices, and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of the Insurance Service Offices formerly known as the Pacific Fire Rating Bureau, and of any similar body. Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, reasonably satisfactory to Landlord, for said work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Premises or Project for work done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. All alterations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord's option, shall pay to Landlord all costs arising from such removal.

            (b) Notwithstanding subsection (a), all articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such effects for any length of time that the same shall be in Landlord's possession. Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

ARTICLE 13
REPAIRS

      13.1 Tenant. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant, at Tenant's sole cost and expense, shall keep, maintain and preserve the Premises in its current condition and repair, and shall, when and if needed, at Tenant's sole cost and expense, make all repairs to the Premises and every part thereof, including, without limitation, Tenant's trade fixtures, installations, equipment and other personal property items within the Premises; entrances, lobbies and other public areas of the Premises; all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system; all fixtures, interior walls, floors, carpets and ceilings; all windows, doors, entrances, plate glass, showcases and skylights (including cleaning interior surfaces); all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); and any automatic fire extinguisher equipment in the Premises. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry. Tenant shall maintain continuously throughout the Term a service contract for the washing of all interior surfaces of windows in the Premises with a contractor approved by Landlord, which contract provides for the periodic washing of all such windows at least once every ninety (90) days during the Lease Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days' prior written notice to Landlord. Tenant shall maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every ninety (90) days during the Lease Term. If the HVAC equipment is replaced during the last twenty-four (24) months of the term of the Lease, or if the cost of such replacement is equal to or greater than the sum of $10,000.00, the costs of such replacement shall be amortized over the useful life of such equipment and Tenant shall be required to pay only the portion of the cost that is amortized over such useful life during the remaining term of the Lease. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises, provided, however, that Landlord shall ascertain that the costs associated with such maintenance shall be customary. Direct Expenses shall not include the cost of maintenance, repair and replacement of such HVAC equipment to the extent such maintenance, repair and replacement solely benefits other tenants of the Project. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days' prior written notice to Landlord. All such repairs, maintenance and replacements by Tenant shall be performed in a good and workmanlike manner. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received, usual and ordinary wear and tear excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Tenant acknowledges, agrees and affirms that, except as specifically provided herein, Landlord has made no representations to Tenant respecting the condition of the Premises or the Project. Without limiting the foregoing, Tenant shall, at Tenant's sole expense, be responsible for repairing any area damaged by Tenant, Tenant's agents, employees, invitees and visitors. All repairs and replacements by Tenant shall be made and performed: (a) at Tenant's cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, (c) so that same shall be at least equal in quality, value and utility to the original work or installation, (d) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Project or any of the mechanical, electrical, plumbing or other systems in the Premises or the Project, and (e) in accordance with the rules and regulations the Landlord may from time to time promulgate (provided that to the extent such rules and regulations promulgated by Landlord are inconsistent with this Lease, this Lease shall govern) and all Applicable Laws. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under the Lease, Landlord shall have the right, but not the obligation, to enter the

Premises and perform such maintenance, repairs or refurbishing at Tenant's sole cost and expense (including a sum for overhead to Landlord equal to ten percent (10%) of the cost of the maintenance, repairs or refurbishing). Tenant shall maintain written records of maintenance and repairs and shall use certified technicians to perform such maintenance and repairs, as required by any Applicable Law. Tenant shall promptly deliver to Landlord full and complete copies of all service or maintenance contracts entered into by Tenant for the Premises.

      13.2 Landlord. Anything contained in Article 13.1 above to the contrary notwithstanding, as items of Operating Expenses, Landlord shall repair and maintain the structural portions of the Premises, including the foundations and roof structure and shall contract for the washing of the external surfaces of windows in the Premises no less than once every ninety (90) days (provided that Tenant is not in Default). Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Landlord shall not be required to make any repair resulting from (i) any alteration or modification to the Premises or to mechanical equipment within the Premises performed by, or on behalf of, Tenant or to special equipment or systems installed by, or on behalf of, Tenant, (ii) the installation, use or operation of Tenant's property, fixtures and equipment, (iii) the moving of Tenant's property in or out of the Premises, (iv) Tenant's use or occupancy of the Premises in violation of Article 6 of this Lease or in a manner not contemplated by the parties at the time of the execution of this Lease, (v) the acts or omissions of Tenant or any employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants of Tenant (individually, a "Tenant Party" and collectively, "Tenant's Parties"), (vi) fire and other casualty, except as provided by Article 21 of this Lease or (vii) condemnation, except as provided in Article 22 of this Lease. Landlord shall have no obligation to make repairs under this Article 13.2 until a reasonable time after (a) Landlord first becomes aware of the need for such repairs, or (b) receipt of written notice from Tenant of the need for such repairs, whichever is earlier. There shall be no abatement of Rent during the performance of such work. Except for the initial Tenant Improvements, if any, provided for in the Work Letter, Landlord shall have no obligation during the Lease Term to remodel, repair, improve, decorate or paint any part of the Premises or to clean, repair or replace carpeting or window coverings. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant's use of the Premises during any repairs by Landlord. Tenant waives any right to repair the Premises and/or the Common Area at the expense of Landlord under any Applicable Laws including without limitation Articles 1941 and 1942 of the California Civil Code.

ARTICLE 14
LIENS

      Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against the Premises or Project, nor against Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon receipt of written notice from Landlord, any sum paid by Landlord to remove such liens, together with interest at three percent (3%) above the Reference Rate from the date of such payment by Landlord. Tenant shall not be responsible for any liens caused solely by other tenants of the Project or by Landlord (except to the extent as otherwise provided herein).

ARTICLE 15
ENTRY BY LANDLORD AND RESERVED RIGHTS OF LANDLORD

      Landlord shall at any and all times, subject to 24 hours verbal notice for non-emergency purposes (with no notice required for emergency purposes), have the right, while causing the minimum reasonable disturbance to Tenant and the operation of Tenant's business on the Premises, to enter the Premises for any lawful reason and/or to undertake the following, without limitation: to inspect the Premises; to supply any service to be provided by Landlord to Tenant hereunder; to show the Premises to prospective purchasers; to post notices of nonresponsibility, to alter, improve or repair the Premises or Project; to install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment or other facilities in the common areas or the Premises or Project; to grant customary easements on the Project, dedicate for public use portions thereof and record customary covenants, conditions and restrictions affecting the Project and/or amendments to existing CC&Rs which do not unreasonably interfere with Tenant's use of the Premises; change the name of the Premises or Project; affix reasonable signs and displays; and, during the last nine (9) months of the Term, place signs for the rental of the Premises and show the Premises to prospective tenants, all without being deemed guilty of any eviction of Tenant and without abatement of Rent. Landlord may, in order to carry out any of the foregoing purposes, erect scaffolding and other necessary structures where required by the character of the work to be performed. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises. Landlord shall have the right to use any and all reasonable means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or any eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord.

ARTICLE 16
UTILITIES AND SERVICES

      Tenant shall be responsible for contracting with, and paying directly for, all necessary utility companies and providers to provide to the Premises all heat, light, gas, power, electricity, telephone and all other utilities required by Tenant and/or the Premises. Tenant shall pay for all heat, light, gas, power, electricity, telephone or other service metered, chargeable or provided to or used by the Tenant and/or the Premises; provided however that Tenant shall not be responsible for contracting with utility companies and providers to provide solely to the Common Areas such utilities, but Tenant shall be responsible to pay Tenant's Percentage of the same. Landlord reserves the right to install separate meters for any such utility and charge tenant for the cost of such installation. Subject to the provisions of Article 21, in no event shall Landlord incur any liability as a result of any interruption of the provision of any of the foregoing utility services to Tenant. In addition, Tenant shall not be entitled to any abatement or reduction of rent by reason of such interruption and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such interruption.

ARTICLE 17
BANKRUPTCY

      If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty days from the date thereof, or if a receiver or trustee shall be appointed of Tenant's property and the order appointing such receiver or trustee shall not be set aside or vacated within ninety (90) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with written notice of such election and with or without entry by Landlord. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to, or less than the amount of damages recoverable under the provisions of this Article 17.

ARTICLE 18
INDEMNIFICATION

      Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord and Landlord's affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, reasonable attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time during or after the Term as a result of: (a) any default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or
(b) Tenant's use of the Premises, the conduct of Tenant's business or any activity, work or things done, permitted or suffered by Tenant or any Tenant Party in or about the Premises, the Common Area and the Project. The foregoing indemnity obligation shall include, without limitation, any claim by any Tenant Party for any injury or illness caused or alleged to be caused in whole or in part by any furniture, carpeting, draperies, stoves or any other materials on the Premises and any utilities used by the Tenant and/or the Premises. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in or upon the Premises from any cause whatsoever. The obligations of Tenant under this Article 18 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination

ARTICLE 19
DAMAGE TO TENANT'S PROPERTY

      Except to the extent caused by Landlord's or its agents' gross negligence or willful misconduct, Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the Project, (ii) loss or damage to any property by theft or otherwise, (iii) any injury or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or from any other cause whatsoever. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments, nor shall Landlord be liable for any damage caused by latent defect in the Premises or in the Project. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project or of defects therein or in the fixtures or equipment.

ARTICLE 20
TENANT'S INSURANCE

      (a) Tenant shall, during the term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

            (i) Standard form property insurance insuring the building located on the Premises and personal property contained therein against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

            (ii) Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $5,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence, with such liability amount to be adjusted, but no more frequently than every five (5) years, to reflect increases in the Consumer Price Index. The policy shall insure the hazards of premises and operation, independent contractors, contractual liability (covering the Indemnity contained in Article 18 hereof) and shall (1) name Landlord as an additional insured, (2) contain a cross liability provision, and (3) contain a provision that "the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance of the Landlord."

            (iii) Workers' Compensation and Employer's Liability insurance (as required by state law).

            (iv) Rental loss insurance in an amount equal to all unpaid Rent which would be due for a period of eighteen (18) months under the Lease. The amount of such rental loss insurance shall be increased from time to time during the Term as and when the Rent increases (including estimated increases in Additional Rent as reasonably determined by Landlord).

            (v) Loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all peril commonly insured against by prudent Tenants in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

            (vi) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

      (b) All policies shall be written in a form reasonably satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of "A" and a Financial Rating of "IX" or better, as set forth in the most current issue of Bests Insurance Guide. Within ten (10) days prior to the Commencement Date, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent. If Landlord obtains any insurance that is the responsibility of Tenant under this section, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

ARTICLE 21
DAMAGE OR DESTRUCTION

      21.1 Casualty. If the Premises should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within one hundred eighty (180) days; or (b) in more than one hundred eighty
(180) days, in each case after the date of the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed.

            21.1.1 Less Than 180 Days. If the Premises should be damaged only to such extent that rebuilding or repairs can reasonably be completed within one hundred eighty (180) days after being damaged or destroyed, this Lease shall not terminate and, provided that insurance proceeds are available to pay for the full repair of all damage, Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is unavailable to Tenant compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises or a portion thereof are unfit for occupancy.

            21.1.2        Intentionally Omitted.

            21.1.3 Greater Than 180 Days. If the Premises should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after being damaged or destroyed, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall commence and prosecute to completion the repairs to the Premises, provided insurance proceeds are available to pay for the repair of all damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is unavailable to Tenant compared to the total square footage of the floor area of the Premises), from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises or a portion thereof are unfit for occupancy.

            21.1.4 Casualty During the Last Year of the Lease Term. Notwithstanding any other provisions hereof, if the Premises shall be damaged within the last year of the Lease Term, and if the cost to repair or reconstruct the portion of the Premises which was damaged or destroyed shall exceed one (1) months Rent (as applicable at the time that such damage was incurred), then, irrespective of the time necessary to complete such repair or reconstruction, Landlord shall have the right, in its sole and absolute discretion, to terminate the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises. The foregoing right shall be in addition to any other right and option of Landlord under this
Article 21.

      21.2 Uninsured Casualty. Tenant shall be responsible for and shall pay to Landlord Tenant's Percentage of any deductible or retention amount payable under the property insurance for the Premises. In the event that the Premises is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord's option, in Landlord's sole and absolute discretion, either (i) to repair such damage as soon as reasonably possible at Landlord's expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant's commitment to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, and Landlord shall make such repairs as soon as reasonably possible subject to the following conditions: Tenant shall deposit with Landlord Landlord's estimated cost of such repairs not later than five (5) business days prior to Landlord's commencement of the repair work. If the cost of such repairs exceeds the amount deposited, Tenant shall reimburse Landlord for such excess cost within ten (10) business days after receipt of an invoice from Landlord. Any amount deposited by Tenant in excess of the cost of such repairs shall be refunded within thirty (30) days of Landlord's final payment to Landlord's contractor. If Tenant does not give such notice within the ten (10) day period, or fails to make such deposit as required, Landlord shall have the right, in Landlord's sole and absolute discretion, to immediately terminate this Lease to be effective as of the date of the occurrence of the damage.

      21.3 Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law, including without limitation any rights granted under Section 1932, subdivision 2, and Section 1933, of the California Civil Code, provided that Tenant shall have the right to terminate this Lease if and to the extent, and subject to the conditions, specifically provided in this Article 21.

ARTICLE 22
EMINENT DOMAIN

      22.1 Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose, this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

      22.2 Partial Condemnation. If any portion of the Premises is condemned and such partial condemnation materially impairs Tenant's ability to use the Premises for Tenant's business, Landlord shall have the option of either (i) relocating Tenant to comparable space within the Project if Tenant so agrees; or
(ii) if Tenant does not so agree, terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant's ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting or order of immediate possession Rent shall be appropriately adjusted on an equitable basis.

      22.3 Award. If the Premises are wholly or partially condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant which does not reduce Landlord's award. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment. Tenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure.

      22.4 Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord's property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section.

ARTICLE 23
DEFAULTS AND REMEDIES

      23.1 Event of Default. The occurrence of any one or more of the following events shall constitute a default (an "Event of Default") hereunder by Tenant:

            (i) The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) business days or longer while in default of any provision of this Lease (provided that such period shall be extended to sixty (60) days if Tenant has executed a valid sublease in accordance with the terms hereof, and has moved out of the Premises but the subtenant has not yet moved in, in which case such subtenant shall have sixty (60) days to do so before a default occurs under this clause (i)).

            (ii) The failure by Tenant to make any payment of Rent or Additional Rent or any other payment required to be made by Tenant hereunder, as and when due.

            (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, within thirty (30) days after the occurrence of such failure, provided that Tenant commences such cure within five (5) days of such failure, or Tenant's failure at any time during said thirty (30) day period to diligently pursue the remedies or steps necessary to cure or correct such failure, other than as specified in Article 23.1(i) or (ii); Article 24; Article 25 and Article 26, for which Tenant shall not have any cure period.

            (iv) (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within ninety (90) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty days.

            (v) The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord's lender pursuant to this Lease.

      23.2. Remedies.

            23.2.1 Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant (which notice shall be in lieu of any notice required by California Code of Civil Procedure Section 1161, et seq.) and, on the date specified in such notice, this Lease shall terminate unless on or before such date, which in no event will be less than five (5) days from date of delivery of such notice (such five (5) day period being inclusive of the period of a five (5) day (or longer, if elected by Landlord) notice to pay rent or quit), all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.

            23.2.2 Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall reasonably determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

            23.2.3 Unpaid Rent. Landlord shall have all the rights and remedies of a landlord provided by Applicable Law, including the right to recover from
Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, and (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. The phrase "worth, at the time of award," as used in (a) and
(b) above, shall be computed using a per annum rate of the Applicable Interest Rate, and as used in

(c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            23.2.4 Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession; and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the remedy described in California Civil Code Section 1951.4 ("Landlord" may continue the Lease in effect after "Tenant's" breach and abandonment and recover Rent as it becomes due, if "Tenant" has the right to sublet or assign, subject only to reasonable limitations) to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant's account and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Additional Rent; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Additional Rent under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, including without limitation attorney's fees and costs, with interest at a per annum rate of the Applicable Interest Rate from the date of such expenditure. Landlord shall have no duty to relet the Premises so long as it has other unleased space available in the Project.

            23.2.5 Cumulative. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

ARTICLE 24
ASSIGNMENT AND SUBLETTING

      24.1 Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent, such consent not to be unreasonably withheld. Tenant agrees that Landlord may include the following factors, without in any way limiting the discretion that Landlord may apply, and without serving as an exhaustive list, as reasonable grounds for Landlord to withhold consent to any assignment or sublease (the proposed assignee, subtenant or other transferee is referred to herein as the "Proposed Assignee")): (a) the Proposed Assignee is unable to fulfill the terms of the Lease; (b) the financial irresponsibility, status or instability of the Proposed Assignee or the Proposed Assignee's financial condition is inadequate to support the Lease obligations of Proposed Assignee if such assignment were completed; (c) the intended unlawful or undesirable use of the Premises by the Proposed Assignee; (d) Landlord is in negotiations with the Proposed Assignee or any of its affiliates for the direct lease of space or the Proposed Assignee, or an affiliate currently occupies space in the Project; (e) the rate that Tenant proposes to charge the Proposed Assignee is below market (provided that this clause (e) shall not apply if the Proposed Assignee is an entity in which Tenant owns at least a 10% equity interest); (f) the Proposed Assignee's proposed use is inconsistent with the Permitted Uses, or involves the use of hazardous materials; (g) the Proposed Assignee's character, reputation, credit history or business is of a questionable nature, the Proposed Assignee has defaulted under leases in the past or the Proposed Assignee's character, reputation, credit history or business is not consistent with the character or quality of the Project as a first-class office project; (h) the Proposed Assignee is either a government agency or an instrumentality of one, which intends to use the Premises for a use which has a higher density, a higher percentage of visitors, or a higher demand for parking than Tenant's intended use; (i) intentionally omitted; (j) the Proposed Assignee, or an affiliate thereof, has negotiated with Landlord during the last twelve (12) months immediately preceding Tenant's notice to Landlord (as specified below) of the proposed assignment; and (k) Proposed Assignee does not intend to conduct business there for a substantial portion of the term of the assignment. Any sublease shall be in the form of sublease in use by Landlord at such time, if any. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable, at Landlord's election, and shall constitute a default and at the option of the Landlord shall result in a termination of this Lease. No consent to assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this section. Tenant shall notify Landlord in writing of Tenant's intent to sublease, encumber or assign this Lease, and the total square footage Tenant intends to sublease, encumber and assign and Landlord shall, within thirty (30) days of receipt of such written notice, elect one of the following:

            (a) Consent to such proposed assignment, encumbrance or sublease;

            (b) Refuse such consent, which refusal shall be on reasonable grounds; or

            (c) Recapture the entire or a portion of the Premises, subject to the following conditions: (1) if Tenant's notice of intent to sublease, encumber or assign as contemplated above specifies that Tenant intends to assign or encumber the Lease or to sublease the Premises, such that the space subject to the proposed assignment, encumbrance or sublease, together with all other space subject to any assignment, encumbrance or sublease at that time is in the aggregate sixty-seven percent (67%) or more of the Premises, then Landlord shall have the right to recapture the entire Premises or such portion as Tenant intends to sublease or encumber, at Landlord's sole and absolute discretion; or (2) if Tenant's notice of intent to sublease, encumber or assign as contemplated above specifies that Tenant intends to sublease, together with all other space subject to any assignment, encumbrance or sublease at that time is in the aggregate less than sixty-seven percent (67%) of the Premises and if the term of such sublease (inclusive of any remaining renewal options provided thereunder) shall expire within the last 12 months of the Lease Term (inclusive of any remaining renewal options provided hereunder), then Landlord shall have the right to recapture such portion as Tenant intends to sublease, at Landlord's sole and absolute discretion; or (3) if Tenant's notice of intent to sublease, encumber or assign as contemplated above specified that Tenant intends to sublease, such that the space subject to the proposed assignment, encumbrance or sublease, together with all other space subject to any assignment, encumbrance or sublease at that time amounts to less than sixty-seven percent (67%) of the Premises, and the term of such sublease (inclusive of any remaining renewal options provided thereunder) shall expire prior to 12 months before the termination of this Lease (inclusive of any remaining renewal options provided hereunder), then Landlord shall not have the right to recapture. If Landlord exercises it option to recapture as provided herein, Landlord may, if it so elects, enter into a new lease for the Premises or any portion thereof with the Proposed Assignee or other third party on such terms as Landlord and the Proposed Assignee or other third party may agree; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realized on account of such recapture and reletting.

      24.2 As a condition for granting its consent to any assignment, encumbrance or sublease, thirty (30) days prior to any anticipated assignment or sublease Tenant shall give Landlord and Landlord's lender written notice (the "Assignment Notice"), which shall set forth the name, address and business of the proposed assignee or subtenant, information (including references) concerning the character, ownership, and financial condition of the proposed assignee or subtenant, and the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or subtenant, and the consideration of all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. If Landlord reasonably requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any assignment or sublease until such additional detail is provided to it. Further, Landlord may require that the subtenant or assignee remit directly to Landlord on a monthly basis, if Tenant is in Default under this Lease, all monies due to Tenant by said assignee or subtenant.

      24.3 The consent by Landlord to any assignment or subletting shall not be construed as relieving Tenant or any assignee of this Lease or subtenant of the Premises from obtaining the express written consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or subtenant of Tenant from any liability or obligation hereunder whether or not then accrued. In the event Landlord shall consent to an assignment or sublease, Tenant shall pay Landlord as Additional Rent all of Landlord's attorneys' fees and administrative costs incurred in connection with evaluating the Assignment Notice. This section shall be fully applicable to all further sales, hypothecations, transfers, assignments and subleases of any portion of the Premises by any successor or assignee of Tenant, or any subtenant of the Premises.

      24.4 As used in this section, the subletting of substantially all of the Premises for substantially all of the remaining term of this Lease shall be deemed an assignment rather than a sublease. The conversion of Tenant's capital stock issued and outstanding from a publicly-held asset to a privately-held asset shall be deemed an assignment requiring Landlord's consent hereunder, unless the Tenant, after said transaction, has a net worth equal to or in excess of the Minimum Net Worth (as hereinafter defined). Notwithstanding the foregoing, Landlord shall consent to the assignment, sale or transfer if the Assignment Notice states that Tenant desires to assign the Lease to any entity into which Tenant is merged, with which Tenant is consolidated or which acquires all or substantially all of the assets of Tenant, provided that the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, that the assignee agrees that the provisions of this section shall be binding upon it as if it were the original Tenant hereunder and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant: (1) at the Commencement Date or
(2) immediately before such assignment; whichever is greater (the "Minimum Net Worth").

      24.5 Except as provided above, Landlord's consent to any sublease shall not be unreasonably withheld. A condition to such consent shall be delivery by Tenant to Landlord of a true copy of the sublease in the form of sublease in use by Landlord at such time. If for any proposed assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder (as such Rent is adjusted pursuant to Article 24.1), or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as Additional Rent hereunder seventy-five percent (75%) of the excess (after reasonable, third party out of pocket legal costs and brokerage commissions incurred in connection with arranging such sublease have been deducted) of each such payment of rent or other consideration received by Tenant promptly after its receipt. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this lease. The parties intend that the preceding sentence shall not apply to any sublease rentals respecting a portion of the Premises that during the entire term of this Lease was not occupied by Tenant for its own use, but was always subleased by Tenant and/or kept vacant. For the purpose of this section, the Rent for each square foot of floor space in the Premises shall be deemed equal.

ARTICLE 25
SUBORDINATION; MORTGAGEE PROTECTION

      25.1 Subordination. This Lease shall be subject and subordinate to all ground leases, master leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord's interest therein, the CC&Rs and all amendments thereto, all without the necessity of Tenant's executing further instruments to effect such subordination. If requested, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord's request reasonable documentation that may reasonably be required to further effect the provisions of this section including, without limitation, a Subordination, Nondisturbance and Attornment Agreement ("SNDA") in such form as may be reasonably required by Landlord's lender, provided that such SNDA must contain commercially reasonable non-disturbance protection. Should any holder of a mortgage or deed of trust request that this Lease and Tenant's rights hereunder be made superior, rather than subordinate, to the mortgage or deed of trust, then Tenant will, within ten (10) days after written request, execute and deliver such agreement as may be required by such holder in order to effectuate and evidence such superiority of the Lease to the mortgage or deed of trust. Upon the mutual execution and delivery of this Lease, Landlord shall use diligent efforts to try to obtain from the existing lender of the Project the lender's form SNDA.

      25.2 Attornment. Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon being advised in writing of any foreclosure of any mortgage upon such land or buildings or upon being advised in writing of the execution of any deed in lieu of foreclosure in respect to such deed of trust. If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein, on the applicable lender's then commercially reasonable standard form.

      25.3 Mortgagee Protection. Tenant agrees to give Landlord's lender or any holder of any mortgage or deed of trust secured by the Project, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord by Tenant, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases or otherwise) of the address of such lender or such holder of a mortgage or deed of trust. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then Landlord's lender or the holder of any mortgage or deed of trust shall have an additional sixty (60) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of any mortgage or deed of trust has commenced within such sixty (60) day period and is diligently pursuing the remedies or steps necessary to obtain possession of the Project or cure or correct such default). Notwithstanding the foregoing, in no event shall Landlord's lender or any holder of any mortgage or deed of trust have any obligation to cure any default of the Landlord.

ARTICLE 26
ESTOPPEL CERTIFICATE

            (a) Within ten (10) days following any written request which Landlord or Landlord's lender may make from time to time, Tenant shall duly execute (and if required by Landlord or Landlord's lender, have such signature acknowledged) and deliver to Landlord and Landlord's lender, an estoppel certificate in the form attached hereto as EXHIBIT C or such other form as Landlord, Landlord's lender or Buyer may reasonably require. Landlord and Tenant intend that any statement delivered pursuant to this Article 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or Project or any interest therein.

            (b) Tenant's failure to deliver such statement within such time shall be an Event of Default hereunder and shall conclusive upon Tenant:

            (i) That this Lease is in full force and effect, without modification except as may be represented by Landlord,

            (ii) That there are no uncured defaults in Landlord's performance,

            (iii) That not more than one month's rental has been paid in advance; and

            (iv) That Tenant has no right of offset, counterclaim or deduction against Rent hereunder.

ARTICLE 27
SIGNAGE

      Landlord shall provide Tenant the opportunity to have Tenant's name on a sign on the building located at the Premises subject to Applicable Laws and regulations and to Landlord's reasonable approval (provided that Tenant shall have no rights or defenses hereunder if Landlord is not able to obtain approvals). Tenant shall have the right to place identification signs within the interior of the Premises subject to the conditions contained herein. Landlord shall use reasonable efforts to obtain the necessary consents to allow Tenant the opportunity to have Tenant's name at Tenant's entrance to the Premises on a monument sign and to allow Tenant the opportunity to have Tenant's name on an identification sign located at or near the visitor parking and loading docks, in each case subject to the rights of other tenants and to Applicable Laws and regulations, and to Landlord's reasonable approval (and provided further that Tenant shall have no rights or defenses hereunder if Landlord is not able to obtain approvals, and that Tenant shall be required to obtain approvals from governmental authorities, unless otherwise elected by Landlord). Tenant shall not display or erect any Tenant identification sign, display or other advertising material that is visible from the exterior of the Premises, unless provided for in this Article 27. The size, design, color, location and other physical aspects of any Tenant identification signs visible from the outside of the Premises shall be subject to Landlord's written reasonable approval prior to installation. The cost of the installation of all signs, and their maintenance and removal expense, shall be at Tenant's sole expense. If Tenant fails to maintain its sign or if Tenant fails to remove its sign upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent. All signs (whether visible only from the interior of the Premises or outside of the Premises) shall comply with rules and regulations set forth by Landlord as may be modified from time to time and all Applicable Laws.

ARTICLE 28
RULES AND REGULATIONS

      Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. A material violation by Tenant of any such rules and regulations shall constitute a Default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations. Tenant shall, in support of its business operations, have access to and be permitted to install multiple consumer type, receive-only, analog and digital television antennae (typical of the type used for entertainment programming from terrestrial and satellite broadcasts) on the roof of the Premises, subject to Landlord's consent, not to be unreasonably withheld, so long as such antennae are not visible from the ground or other areas of the Project, or for so long as Tenant takes appropriate measures, at Tenant's sole cost and expense, to block visibility of the antennae, subject to Landlord's reasonable approval of the same.

ARTICLE 29
CONFLICT OF LAWS

      This Lease shall be governed by and construed pursuant to the laws of the State of California.

ARTICLE 30
SUCCESSORS AND ASSIGNS

      Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

ARTICLE 31
SURRENDER OF PREMISES

      The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases and subtenancies.

ARTICLE 32
ATTORNEYS' FEES

      (a) If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

      (b) If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall:
(1) if Landlord reasonably consents, defend Landlord in the action using the legal counsel Tenant is using to defend itself; or (2) if Landlord does not reasonably consent, Tenant shall pay to Landlord Landlord's costs and expenses incurred in such suit, including reasonable attorneys' fees.

ARTICLE 33
PERFORMANCE BY TENANT

      All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder or if Tenant shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for ten (10) days after written notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at a per annum rate equal to the Applicable Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereof by Tenant as are set forth in Article 23 hereof.

ARTICLE 34
INTENTIONALLY OMITTED

ARTICLE 35
DEFINITION OF LANDLORD

      The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the Tenants under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

ARTICLE 36
WAIVER

      The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon the performance by the other party in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant or any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

ARTICLE 37
INTENTIONALLY OMITTED

ARTICLE 38
PARKING

      Tenant is allocated and shall have the non-exclusive right to use Tenant's Percentage of the parking spaces available at the Project for its use, the location of which may be designated from time to time by Landlord (but in no event shall Tenant's allocation of non-exclusive and exclusive parking spaces be less than 3.66 parking spaces per 1,000 rentable square feet). Tenant shall not at any time use more parking spaces than the number so allocated based on Tenant's Percentage or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area or in any adjacent property. Tenant shall have the right to designate the particular parking spaces referenced on EXHIBIT F as "Macrovision" spaces; provided, however, that such spaces shall not be exclusive spaces. Tenant shall not have the exclusive right to use any specific parking space. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant utilizing parking spaces in excess of the parking spaces allowed for Tenant's use to be towed away at Tenant's cost. All trucks and delivery vehicles shall be (i) parked at locations designated by Landlord, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Applicable Laws to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord and applied fairly, equitably and on a non-discriminatory basis to all tenants in the Project. Tenant shall not be obligated to pay for parking at the Project; unless and until any competent public authority requires either the Tenant to pay, in which event Tenant shall be responsible to pay such amounts directly, or in the event any competent public authority requires Landlord to make such payment, in which event such payment shall be added to Operating Expenses.

ARTICLE 39
TERMS AND HEADINGS

      The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Each party and its counsel have participated fully in the review and revision of this Lease. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Lease.

ARTICLE 40
EXAMINATION OF LEASE

      Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

ARTICLE 41
TIME

      Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

ARTICLE 42
PRIOR AGREEMENT: AMENDMENTS

      This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

ARTICLE 43
SEPARABILITY

      Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, any such other provisions shall remain in full force and effect.

ARTICLE 44
RECORDING

      Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

ARTICLE 45
CONSENTS

      Whenever the consent of either party is required hereunder, unless otherwise specified, such consent shall not be unreasonably withheld.

ARTICLE 46
LIMITATION ON LIABILITY

      In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

      (a) The sole and exclusive remedy shall be against the Landlord's interest in the Project;

      (b) No partner, member, shareholder, officer, agent or employee of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord);

      (c) No service or process shall be made against any partner, member, shareholder, officer, agent or employee of Landlord (except as may be necessary to secure jurisdiction of Landlord);

      (d) No partner, member, shareholder, officer, agent or employee of Landlord shall be required to answer or otherwise plead to any service of process;

      (e) No judgment will be taken against any partner, member, shareholder, officer, agent or employee of Landlord;

      (f) Any judgment taken against any partner, member, shareholder, officer, agent or employee of Landlord may be vacated and set aside at any time nunc pro tunc;

      (g) No writ of execution will ever be levied against the assets of any partner, officer, agent or employee of Landlord;

      (h) These covenants and agreements are enforceable both by Landlord and also by any partner, officer, agent or employee of Landlord.

ARTICLE 47
RIDERS

      Clauses, plats and riders, if any, signed by Landlord and Tenant and affixed to this Lease are a part hereof.

ARTICLE 48
EXHIBITS

      All Exhibits attached hereto are incorporated into this Lease.

ARTICLE 49
MODIFICATION FOR LENDER

      If, in connection with obtaining construction, interim or permanent financing for the Project the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

ARTICLE 50
CHILDCARE FACILITY

      During the Lease Term, Tenant shall have the right to investigate the possibility of establishing a childcare facility in conjunction with the building located on the Premises primarily for the use of Tenant's employees ("Childcare Facility"). If Tenant, in good faith and after reasonable investigation, determines that it is possible to establish a Childcare Facility, Landlord and Tenant shall use good faith efforts to attempt to agree upon the terms and conditions by which the Tenant shall be permitted to establish the Childcare Facility, and, if such an agreement is reached, Landlord and Tenant shall, without limitation, execute and deliver such documents in form and substance reasonably acceptable to each party, which may be necessary to accomplish the foregoing. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to the establishment of the Childcare Facility, subject to the terms and conditions set forth herein and such other reasonable terms and conditions as Landlord may impose, provided that the Childcare Facility shall be of a reasonable size, but in no event shall it be larger than 5,000 square feet. Tenant agrees that Landlord may include the following factors, without in any way limiting the discretion that Landlord may apply, and without serving as an exhaustive list, as reasonable grounds for Landlord to withhold consent to the establishment of a Childcare Facility: (1) the establishment of the Childcare Facility would not comply with all applicable laws; (2) the establishment of the Childcare facility would adversely affect the Project or the ability of any tenant in the Project to conduct business therein; or (3) the establishment of the Childcare Facility would increase Landlord's insurance rates (unless Tenant compensates Landlord, in advance, for such increase in insurance rates). The agreement contemplated herein would specifically provide that any such action taken by Tenant pursuant to this
Article 50 shall be at Tenant's sole cost and expense; that the Landlord shall be indemnified from any and all liabilities arising from Tenant's actions under this Article 50; the total square footage Tenant intends to dedicate to the Childcare Facility; and that the Tenant represents and warrants that the Childcare Facility complies with all applicable laws. Notwithstanding any provision of this Article 50, if Landlord reasonably elects not to approve the Childcare Facility despite using good faith efforts to evaluate same, Tenant shall not have any rights against the Landlord as a result of such failure to agree.

ARTICLE 51
HAZARDOUS MATERIALS

      Tenant shall not cause nor permit, nor allow any Tenant Party to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Common Area or the Project, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. Tenant and Tenant's Parties shall comply with all Environmental Laws and promptly notify Landlord in writing of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, on the Premises. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations.

If such tests indicate the presence of any environmental condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant's or any Tenant Party's occupancy (other than those caused by Landlord), Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase "environmental condition" shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Tenant shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord's election, reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord's performing such work, based upon Landlord's reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall within thirty (30) days after Landlord bills Tenant therefore or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord's affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, along with the successors and assigns of the foregoing, (individually and collectively, "Indemnitees") from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) Tenant and/or any Tenant Party's breach of this Article 51 or (b) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant's and/or any Tenant Party's activities, or failure to comply with its obligations hereunder, in connection with the Premises. This indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease. In no event shall Tenant be liable for any damages resulting from a pre-existing hazardous condition (whether or not uncovered by Tenant's due diligence inspections) or a hazardous condition caused by a third party (other than a Tenant's Party), unless the same are exacerbated by Tenant's negligence or willful misconduct.

                                   ARTICLE 52

                                 OPTION TO RENEW

            Provided that no uncured Event of Default has occurred or is occurring under this Lease, Tenant shall have the option to extend the Term of this Lease for one (1) five (5) year period ("Extension Term"), subject to the terms of this Article 52. In the event Tenant elects to exercise its option to extend as provided hereunder, Tenant shall provide Landlord written notice of its election, no earlier than twelve (12) months and no later than nine (9) months prior to the then-existing expiration date. Except for Base Rent, the terms and conditions of this Lease during the Extension Term shall be identical to the terms and conditions of this Lease. Base Rent for the Extension Period shall be adjusted to the fair market rental value ("FMV") for comparable properties in the Santa Clara area, as determined by Landlord in its reasonable discretion. Tenant may object to Landlord's determination of FMV pursuant to this Article 52 only by providing written notice of such objection to Landlord within ten (10) days of Tenant's receipt of notice of Landlord's determination of FMV. If Tenant fails to object to Landlord's determination of FMV within such five (5) day period, Landlord's determination of FMV shall be conclusive and binding and Tenant shall have waived any right to object to same. In the event that Tenant objects to Landlord's determination of FMV, the FMV pursuant to this Article 52 shall be determined by arbitration before a panel of three (3) arbitrators in Santa Clara County, California, in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association, or its successor. The arbitrators shall be commercial real estate brokers with at least ten (10) years experience in the commercial real estate market. The Landlord and Tenant shall each select one broker. The two brokers selected by Landlord and Tenant shall agree upon a third broker. Judgment by the panel shall be final and binding on the parties. If the actual FMV of the Premises as determined by the panel is greater than Landlord's determination or differs from Landlord's determination of FMV by less than five percent (5%), the costs of arbitration pursuant to this Article shall be paid by Tenant. If the actual FMV of the Premises as determined by the panel differs from Landlord's determination of FMV by greater than five (5%), the costs of arbitration shall be paid by Landlord. Notwithstanding the foregoing, in no event shall the Base Rent during the Extension Term be less than the Base Rent during the Lease Term. Landlord and Tenant intend this arbitration procedure to be a valid, enforceable and irrevocable agreement.

                                   ARTICLE 53

                          TENANT IMPROVEMENT ALLOWANCE

      Tenant shall be entitled to a one-time Tenant allowance in the amount of $1,041,420.00 ("Tenant Improvement Allowance"), for the costs relating to the Tenant's improvements which are permanently affixed to the Premises (the "Tenant Improvements"), subject to the terms and conditions set forth in this Lease and in the Work Letter.

                                   ARTICLE 54

                           RIGHT OF FIRST NEGOTIATION

      Provided that no uncured Event of Default has occurred or is occurring under this Lease, Tenant shall have a two time first right of negotiation on office space located at 2770 De La Cruz Boulevard ("2770 Space") and a two time right of first negotiation on office space located at 2800 De La Cruz Boulevard ("2800 Space"). Landlord shall provide Tenant with written notice (the "ROFN Notice") when: (a) in the case of the 2770 Space, the first two (2) times the 2770 Space becomes available for lease (and in any event not later than May 31, 2002 unless the same has not become available for lease by such time); and (b) in the case of the 2800 Space, the first two (2) times the 2800 Space becomes available for lease (in any event not later than January 1, 2004 unless the same has not become available for lease by such time), as applicable. In no event shall Landlord offer the 2770 Space or the 2800 Space to any other party prior to providing Tenant with the one time right of negotiation provided for under this Article 54. If Tenant is interested in leasing the 2770 Space or 2800 Space, it shall provide Landlord with written notice of the same within ten (10) days of the applicable ROFN Notice (the "Acceptance Notice"), and Landlord and Tenant shall commence negotiations in good faith regarding the applicable space within five (5) days after the Acceptance Notice and, if they are able to reach an agreement with respect to the leasing thereof, shall enter into such agreement; provided, however that (a) until a written lease or lease amendment agreement between the parties has been entered into and delivered by Landlord and Tenant, Landlord shall have no other obligation to Tenant with respect to either the 2770 Space or 2800 Space, and
(b) if Tenant does not deliver the Acceptance Notice as and when described above, or if Landlord and Tenant do not commence negotiations as described in this Article 54, or if they fail to reach an agreement within fifteen (15) days after the giving of the applicable ROFN Notice, Tenant shall have waived its rights hereunder and Landlord shall be free to negotiate with other parties, on any terms. In the event Landlord sells or ground leases the property in which the 2770 Space is located and the purchaser or ground lessee of such building agrees to honor Landlord's obligations under this Article 54 insofar as they apply to the 2770 Space (the "2770 Obligations"), Landlord shall be released from any and all 2770 Obligations, and this Lease shall automatically be deemed amended to remove the 2770 Obligations. In the event Landlord sells or ground leases the property in which the 2800 Space is located and the purchaser or ground lessee of such building agrees to honor Landlord's obligations under this
Article 54 insofar as they apply to the 2800 Space (the "2800 Obligations"), Landlord shall be released from any and all 2800 Obligations, and this Lease shall automatically be deemed amended to remove the 2800 Obligations. Except as otherwise provided in the immediately preceding sentence, Landlord shall not be relieved of its obligation to negotiate the availability of the 2770 Space and the 2800 Space with Tenant in accordance with the terms of this Article, and in the event of a sale or ground lease of either of such properties, Landlord will require that the purchaser or ground lessee of the applicable property assume the expansion obligations contained in this Article which are applicable to such property, such rights being of fundamental importance to Tenant and forming a significant portion of the inducement for Tenant to enter into this Lease.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:

WB AIRPORT TECHNOLOGY, L.L.C., a Delaware        ADDRESS
limited liability company
                                                 c/o Legacy Partners
By:______________________________________        Commercial, Inc.
                                                 100 California Street
Name:____________________________________        San Francisco, California 94111

Its:_____________________________________



TENANT:

MACROVISION CORPORATION, a Delaware              ADDRESS
corporation
                                                 1341 Orleans Drive
By:______________________________________        Sunnyvale, California 94089

Name:____________________________________

Its:_____________________________________

                                    EXHIBIT A

                                  THE PREMISES

                                  SEE ATTACHED


                                    Exhibit A

                                    EXHIBIT B

                                   THE PROJECT

                                  SEE ATTACHED


                                    Exhibit B

                                    EXHIBIT C

                          FORM OF ESTOPPEL CERTIFICATE

                              TENANT ESTOPPEL FORM
                            Date: [_________________]

Tenant:

Lender:
SunAmerica Life Insurance Company
1 SunAmerica Center, Century City
Los Angeles, CA 90067-6022

Attention:  Director-Mortgage Lending and Real Estate

            Re: Lease of space at [_________________], by and between [_________________], as tenant ("Tenant") and
                  [_________________], as landlord ("Landlord").

Gentlemen:

      Tenant understands that SunAmerica Life Insurance Company, an Arizona corporation, First SunAmerica Life Insurance Company, a New York corporation, CalAmerica Life Insurance Company, a California corporation, Anchor National Life Insurance Company, an Arizona corporation, American International Life Assurance Company of New York or AIG Life Insurance Company ("Lender"), may be making a loan, the repayment of which would be secured by a deed of trust or mortgage (the "Mortgage") on the above-referenced building and land legally described as set forth on Exhibit A attached hereto (the "Building") and an assignment of the above-referenced lease (the "Lease"), and that Lender will be relying upon this letter in connection with such loan.

      Therefore, with respect to the Lease, Tenant hereby certifies to and agrees with Landlord and Lender as follows:

                  1. A complete, true and accurate copy of the Lease and all amendments or modifications has been attached hereto by Tenant as Exhibit A and consists of the following;

                  2. The Lease is in good standing and in full force and effect and has not been modified or amended, except as follows:

                  3. Tenant has accepted the premises demised under the Lease
            ("Premises"), and Landlord has completed all construction and improvements required under the terms of the Lease to be completed by Landlord, except as follows:

            ____________________________________________________________

                  4. The Premises is comprised of [_________________] square feet of office space located on the [_________________].


                                    Exhibit C

                  5. The term of the Lease commenced on [_________________] and will terminate on [_________________].

                  6. Tenant has paid Landlord a security deposit under the Lease in the amount of $[_________________].

                  7. Current base monthly rental under the Lease is
            $[_________________] which has been paid through and including [_________________].

                  8. There are no defaults of Landlord under the Lease nor any existing conditions which upon the giving of notice or lapse of time or both would constitute a default under the Lease except as follows:

                  9. Tenant has not received any rental concession which is
            presently in effect or will in the future be in effect in connection with renting the Premises and there are no offsets or credits against the payment of rent due under the Lease, except as follows:

                  10. Tenant has no options to extend the term of the Lease
            except as follows:

                  11. Tenant has no options or rights of first refusal with
            respect to renting additional space or acquiring any additional interest in the Building except as follows:

                  12. Tenant has no notice of any prior assignment,
            hypothecation or pledge of the Lease or the rents due thereunder.

                  13. From the date hereof until the Mortgage is reconveyed or released, Tenant will not consent to or enter into any modification or termination of the Lease without the prior written consent of Lender, such consent to be deemed to have been given within thirty
            (30) days if no objection thereto is made.

                  14. From the date hereof until the Mortgage is reconveyed or released, in the event of a default by Landlord under the Lease, Tenant shall give prompt written notice to Lender to the address set forth above and a reasonable time (which in no event shall be less than thirty (30) days or any longer period set forth in the Lease) to cure or commence to cure such default.

                                        TENANT:


Dated: _____________________________    By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


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

State of California               )
                                  )
County of _______________         )

            On _______________, before me, ________________________, a Notary
Public, personally appeared ___________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


Signature ____________________________________


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

                                    EXHIBIT A

                                 SEE ATTACHMENT


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

                                    EXHIBIT D

                              WORK LETTER AGREEMENT

      This WORK LETTER AGREEMENT ("Work Letter") is attached to and incorporated by reference in the Lease, executed concurrently, dated August 2, 2001, by and between WB AIRPORT TECHNOLOGY, L.L.C., a Delaware limited liability company ("Landlord") and MACROVISION CORPORATION, a Delaware corporation ("Tenant"):

      1. Except as otherwise defined in this Work Letter, all terms used in this Work Letter shall have the same meaning as the terms defined in the Lease. All of the provisions of the Lease are incorporated in this Work Letter by reference.

      2. Landlord shall be responsible for constructing, and hereby agrees to use diligent efforts to construct in a good and workmanlike manner, all the Tenant Improvements (as hereinafter defined). The actual work of construction of the Tenant Improvements shall be performed pursuant to the terms of this Work Letter by a contractor selected in the method provided herein. Landlord and Tenant have agreed on a list of three (3) contractors as set forth on Schedule 1 attached hereto. From such list, Tenant, in its sole and absolute discretion, shall select one contractor within fifteen (15) business days from delivery of the Plans (as defined below) to the Tenant (as set forth in Section 4 below) and shall so notify Landlord in writing of its selection or the parties may reasonably agree on another person or entity to be the contractor (in either case, the "Contractor"), which Contractor shall construct each and all of the Tenant Improvements (the "Tenant Improvements") to the Premises in accordance with the Final Plans (as hereinafter defined). Landlord shall provide a tenant improvement allowance (the "Tenant Improvement Allowance") of $1,041,420.00 to construct the Tenant Improvements. Landlord shall apply the Tenant Improvement Allowance to the construction of the Tenant Improvements; but in no event shall Landlord be required to apply the total amount of such Tenant Improvement Allowance in the event Landlord is able to complete the Tenant Improvements for less then the Tenant Improvement Allowance. Additionally, in the event the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall pay the excess costs to Landlord within five (5) days of Landlord presenting Tenant with invoices from Contractor for Tenant Improvement work (regardless of whether or not such work has been completed) above and beyond the Tenant Improvement Allowance. Landlord shall provide such invoices for such excess cost as Landlord receives the same from Contractors.

      3. Tenant shall designate to Landlord in writing the name of one individual representative ("Tenant's Representative") who, subject to the reasonable need for substitution, will work with Landlord's representative ("Landlord's Representative") throughout the period of design, engineering and construction of all Tenant Improvements to the Premises.

      4. Landlord and Tenant agree to adhere to the following schedule: (a) Tenant shall deliver to Landlord its requirements for Landlord to develop a preliminary space plan ("Tenant's Requirements") within ten (10) business days after the full execution of this Lease by Landlord and Tenant; (b) Landlord shall deliver to Tenant a preliminary space plan (the "Preliminary Space


                                    Exhibit D

Plan") within five (5) business days following Landlord's receipt of Tenant's Requirements; (c) Tenant shall deliver to Landlord its comments on the Preliminary Space Plan, together with any additional requirements necessary to develop working drawings, within five (5) business days following Tenant's receipt of the Preliminary Space Plan; (d) Landlord shall deliver a preliminary set of working drawings (the "Working Drawings") to Tenant within ten (10) business days following Landlord's receipt of Tenant's comments to the Preliminary Space Plan; and (e) Tenant shall deliver to Landlord its comments to the Working Drawings within ten (10) business days of Tenant's receipt thereof. Thereafter, Landlord shall cause its architect to incorporate Tenant's comments on the Working Drawings into the final plans (the "Final Plans"), which shall promptly be delivered to Tenant. Tenant shall approve such Final Plans (or disapprove such Final Plans, which disapproval shall be solely on the basis that the Final Plans fail to incorporate Tenant's material and reasonable comments on the Working Drawings). The Final Plans, as approved by Tenant in accordance with the previous sentence, shall hereafter be referred to as the "Plans". Landlord and Tenant agree to cooperate with each other in good faith to allow the architect to prepare the Plans in an expeditious manner.

      5. Tenant's Representative shall respond promptly (and in any case within five (5) business days) to any request by Landlord's Representative for approval of revisions to the Plans and working drawings related thereto, in order to allow Landlord to commence construction and thereafter complete the Tenant Improvements expeditiously. The Plans, together with the approved working drawings related thereto, shall collectively be referred to as the "Construction Documents."

      6 The term "Delays Caused By Tenant" shall mean any delay that the Landlord may encounter in the performance of Landlord's obligations under the Lease because of any act or omission of any nature by Tenant or its agents, including delays resulting from changes in or additions to the Construction Documents requested by Tenant or of the Tenant Improvements requested by Tenant, including delays by Tenant in the submission of information requested by Landlord or giving authorizations or approvals requested by Landlord, delays due to the postponement of any Tenant Improvements at the request of Tenant, or delays due to the failure of the Landlord to approve, for reasonable reasons, any information provided by Tenant which is incomplete, or delays caused by the concurrent installation of Tenant's fixtures, or delays caused in any other way by Tenant, or delays due to the failure of Tenant to pay when due, the amounts required by Tenant pursuant to this Work Letter. Tenant shall pay all incremental construction and related costs and expenses incurred by Landlord which result from Delays Caused By Tenant, including without limitation increases in the cost of labor or materials. Landlord shall inform Tenant of any delays which Landlord reasonably expects will occur as a result of changes in or additions to the Construction Documents or of the Tenant Improvements requested by Tenant.

      7. Landlord shall be responsible for insuring that the contractor performs all work required to complete and install all of the Tenant Improvements, promptly and diligently and in a good and workmanlike manner.

      8. If Tenant requests any change, addition or alteration (collectively "Change Orders") to the Construction Documents previously approved by Tenant, Landlord shall give Tenant a written estimate of the maximum cost to prepare revised Construction Documents in accordance


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

with such Change Orders. If Tenant approves such estimate in writing, Landlord shall have revised Construction Documents prepared, and the cost of preparing the revised Construction Documents shall be paid by Tenant within ten (10) business days of Tenant's receipt of an invoice therefor. Within ten (10) business days of the completion of such revised Construction Documents, Landlord, or when appropriate, the Contractor, shall notify Tenant of the additional cost which will be chargeable to Tenant by reason of the work specified by such Change Orders. Tenant shall, within five (5) business days after receipt of said notice, notify Landlord and the Contractor regarding whether Tenant desires to proceed with the work specified by such Change Orders. If Tenant approves the cost of the work specified by the Change Orders, such work shall be done by Contractor and the net additional cost of such additional work shall, assuming the total cost of work exceeds the Tenant Improvement Allowance, be paid by Tenant within ten (10) business days of Tenant's receipt of an invoice therefor. If Tenant does not deliver to Landlord such notice within the five (5) business day period, the work described in the Change Orders will not be performed. For purposes of this Exhibit D, Tenant shall be responsible for the net additional costs of constructing the Tenant Improvements resulting from Change Orders, and in determining the net additional costs of such Change Orders, any cost savings from such Change Orders shall be applied to offset cost increases from Change Orders.

      9. Landlord shall assign to Tenant all of Landlord's rights in and to all transferable warranties related to the Tenant Improvements.

      10. The Premises shall be deemed to be "Substantially Complete" (subject to the completion of so-called "punch list items") on the earliest of the date on which: (1) Tenant first occupies all or any portion of the Premises (provided that Tenant's use of its own personnel or sub-contractors to set up equipment shall not constitute occupation) or (2) the Tenant Improvements pursuant to this Work Letter are complete and a certificate of occupancy (or a reasonably substantial equivalent such as a signoff from a building inspector or a temporary certificate of occupancy) is issued for the Premises. If the date of Substantial Completion was delayed by Delays Caused by Tenant, then the date of Substantial Completion for purposes of determining the Commencement Date of this Lease shall be the date on which Substantial Completion would have been achieved but for such Delays Caused by Tenant. Within thirty (30) days following the date that the Premises are Substantially Complete, Tenant shall cause an authorized representative of Tenant to inspect the Premises with an authorized representative of Landlord to prepare a punch list of unfinished items. The authorized representatives for Landlord and for Tenant shall execute said punch list to indicate their approval thereof. The items listed on such punch list shall be completed by the Contractor within thirty (30) days after the approval of such punch list or as soon thereafter as reasonably practicable. Nothing in this Work Letter requires the Tenant to commence paying Rent or related occupancy expenses prior to January 1, 2002 unless Tenant opts to occupy the Premises or open for business in the Premises before such date.


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

                             SCHEDULE 1 TO EXHIBIT D

                               LIST OF CONTRACTORS

1.    Rossi Builders - Craig Rossi (415) 982-6292

2.    All Bay Contractors - George Chapa (650) 298-0577

3.    Technical Builders - John McKay (408) 554-1011


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

                                    EXHIBIT E

                          COMMENCEMENT DATE MEMORANDUM

      With respect to that certain lease ("Lease") dated _____________, 2001 between __________________________ a ______________________ ("Tenant"), and
_________________________________, a Delaware limited liability company
("Landlord"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately _______ rentable square feet (the "Premises") located at 2830 De La Cruz Boulevard, Santa Clara, California and part of a 5 building complex (the "Project"), Tenant hereby acknowledges and certifies to Landlord as follows:

      (1) The Lease commenced on ________________________ ("Commencement Date");

      (2) Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant's use.

      IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this day of ________________.


                                        "Tenant"

                                        ________________________________________
                                        ________________________________________


                                        By:  ___________________________________
                                        Its:  __________________________________

                                    EXHIBIT F

                                 PARKING DIAGRAM

                                  SEE ATTACHED


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